The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary Pricing Supplement dated December 9, 2010

Preliminary Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2010, and	Registration No. 333-169119
the Prospectus Supplement dated August 31, 2010)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this preliminary pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this preliminary pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: December 30, 2010

•	Initial valuation date: December 27, 2010

•	Final valuation date: June 27, 2011

•	Maturity date: June 30, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.
•

Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date; provided that the interest payment date in February 2011 shall be February 28, 2011.

•	Public Offering Price: Variable Price Re-offer**

•	Tax allocation of coupon rate*:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer	Note Issuance#	CUSIP/ISIN
AK Steel Holding Corporation	TBD	PPS-8	AKS	TBD	11.00%	75.0%	TBD	E-6222	06740PXC5/ US06740PXC57
Alpha Natural Resources, Inc.	TBD	PPS-10	ANR	TBD	13.20%	75.0%	TBD	E-6223	06740PXD3/ US06740PXD31
Apollo Group, Inc.	TBD	PPS-12	APOL	TBD	10.700%	75.0%	TBD	E-6224	06740PXE1/ US06740PXE14
Baidu, Inc.	TBD	PPS-14	BIDU	TBD	12.10%	75.0%	TBD	E-6225	06740PXF8/ US06740PXF88
Cree, Inc.	TBD	PPS-16	CREE	TBD	10.50%	75.0%	TBD	E-6226	06740PXG6/ US06740PXG61
salesforce.com, inc.	TBD	PPS-18	CRM	TBD	10.20%	70.0%	TBD	E-6227	06740PXH4/ US06740PXH45
Freeport-McMoRan Copper & Gold Inc.	TBD	PPS-20	FCX	TBD	11.20%	80.0%	TBD	E-6228	06740PXJ0/ US06740PXJ01
First Solar, Inc.	TBD	PPS-22	FSLR	TBD	11.30%	80.0%	TBD	E-6229	06740PXK7/ US06740PXK73
The Goodyear Tire & Rubber Company	TBD	PPS-24	GT	TBD	10.00%	75.0%	TBD	E-6230	06740PXL5/ US06740PXL56
Halliburton Company	TBD	PPS-26	HAL	TBD	10.40%	80.0%	TBD	E-6231	06740PXM3/ US06740PXM30
Patriot Coal Corporation	TBD	PPS-28	PCX	TBD	12.60%	65.0%	TBD	E-6232	06740PXN1/ US06740PXN13
Research In Motion Limited	TBD	PPS-30	RIMM	TBD	10.90%	80.0%	TBD	E-6233	06740PXP6/ US06740PXP60
Titanium Metals Corporation	TBD	PPS-32	TIE	TBD	11.25%	75.0%	TBD	E-6234	06740PXQ4/ US06740PXQ44
United Continental Holdings, Inc.	TBD	PPS-34	UAL	TBD	12.50%	75.0%	TBD	E-6235	06740PXR2/ US06740PXR27
Walter Energy, Inc.	TBD	PPS-36	WLT	TBD	12.50%	75.0%	TBD	E-6236	06740PXS0/ US06740PXS00
United States Steel Corporation	TBD	PPS-38	X	TBD	11.80%	80.0%	TBD	E-6237	06740PXT8/ US06740PXT82

*	Annual Rate
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $[—] per $1,000 principal amount, or [—]%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.

See “Risk Factors” in this preliminary pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

GENERAL TERMS FOR EACH NOTES OFFERING

This preliminary pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this preliminary pricing supplement, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this preliminary pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”; and

PPS-2

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. The issuer of the shares underlying the American depositary shares may make distributions in respect of such underlying shares that are not passed on to the owners of the American depositary shares, which can affect the value of the Notes. The issuer of the shares underlying the American depositary shares may make distributions in respect of such underlying shares that are not passed on to the owners of the American depositary shares, which can affect the value of the Notes. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

PPS-3

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this preliminary pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Option, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the “IRS”) could assert that any discount on the Notes should be attributable in whole or in part to the Deposit. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

PPS-4

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this preliminary pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

PPS-5

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the price of the linked shares from the initial price to the final price, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares (subject to any differences attributable to potentially different tax consequences from investing in the Notes as opposed to investing directly in the linked share).

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the price of the linked shares from the initial price to the final price, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares (subject to any differences attributable to potentially different tax consequences from investing in the Notes as opposed to investing directly in the linked share).

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

PPS-6

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-13696, or its CIK Code: 0000918160. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “AKS.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
September 30, 2008	$67.35	$22.54	$25.92
December 31, 2008	$25.29	$5.20	$9.32
March 31, 2009	$13.07	$5.40	$7.12
June 30, 2009	$21.70	$6.81	$19.19
September 30, 2009	$24.27	$14.77	$19.73
December 31, 2009	$22.80	$15.04	$21.35
March 31, 2010	$26.75	$19.22	$22.86
June 30, 2010	$25.12	$11.85	$11.92
September 30, 2010	$15.70	$11.34	$13.81
December 7, 2010*	$14.76	$12.09	$14.23

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $14.23

Protection level: 75.00%

Protection price: $10.67

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.274069

Coupon: 11.00% per annum

Maturity: June 30, 2011

Dividend yield: 1.41% per annum

Coupon amount monthly: $9.17

PPS-7

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.705%
+ 90%	5.50%		90.705%
+ 80%	5.50%		80.705%
+ 70%	5.50%		70.705%
+ 60%	5.50%		60.705%
+ 50%	5.50%		50.705%
+ 40%	5.50%		40.705%
+ 30%	5.50%		30.705%
+ 20%	5.50%		20.705%
+ 10%	5.50%		10.705%
+ 5%	5.50%		5.705%

0%	5.50%		0.705%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.295%
- 10%	5.50%	-4.50%	-9.295%
- 20%	5.50%	-14.50%	-19.295%
- 30%	N/A	-24.50%	-29.295%
- 40%	N/A	-34.50%	-39.295%
- 50%	N/A	-44.50%	-49.295%
- 60%	N/A	-54.50%	-59.295%
- 70%	N/A	-64.50%	-69.295%
- 80%	N/A	-74.50%	-79.295%
- 90%	N/A	-84.50%	-89.295%
- 100%	N/A	-94.50%	-99.295%

PPS-8

Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (the “Company”) is a coal supplier. The Company supplies and exports metallurgical coal for use in the steel-making process. The Company is also a supplier of thermal coal to electric utilities and manufacturing industries across the country. The Company operates 61 mines and 14 coal preparation plants in Northern and Central Appalachia and the Powder River Basin.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32331, or its CIK Code: 0001301063. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “ANR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$30.50	$21.65	$28.67
June 30, 2005	$29.50	$22.00	$23.88
September 30, 2005	$32.73	$23.83	$30.04
December 30, 2005	$30.47	$18.70	$19.21
March 31, 2006	$23.60	$19.25	$23.14
June 30, 2006	$27.46	$17.88	$19.62
September 29, 2006	$20.18	$14.41	$15.76
December 29, 2006	$17.07	$14.09	$14.23
March 30, 2007	$15.85	$12.32	$15.63
June 29, 2007	$21.07	$15.43	$20.79
September 28, 2007	$23.47	$15.92	$23.23
December 31, 2007	$35.20	$22.98	$32.48
March 31, 2008	$44.56	$22.37	$43.44
June 30, 2008	$108.62	$40.06	$104.29
September 30, 2008	$116.25	$42.68	$51.43
December 31, 2008	$50.69	$13.93	$16.19
March 31, 2009	$23.74	$14.53	$17.75
June 30, 2009	$32.94	$15.96	$26.27
September 30, 2009	$39.97	$21.87	$35.10
December 31, 2009	$46.52	$32.63	$43.38
March 31, 2010	$53.92	$38.70	$49.89
June 30, 2010	$55.70	$32.01	$33.87
September 30, 2010	$44.39	$32.48	$41.15
December 7, 2010*	$56.41	$41.07	$54.48

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANR

Initial price: $54.48

Protection level: 75.00%

Protection price: $40.86

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.355360

Coupon: 13.20% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.00

PPS-9

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.00%
+ 90%	6.60%		90.00%
+ 80%	6.60%		80.00%
+ 70%	6.60%		70.00%
+ 60%	6.60%		60.00%
+ 50%	6.60%		50.00%
+ 40%	6.60%		40.00%
+ 30%	6.60%		30.00%
+ 20%	6.60%		20.00%
+ 10%	6.60%		10.00%
+ 5%	6.60%		5.00%

0%	6.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-5.00%
- 10%	6.60%	-3.40%	-10.00%
- 20%	6.60%	-13.40%	-20.00%
- 30%	N/A	-23.40%	-30.00%
- 40%	N/A	-33.40%	-40.00%
- 50%	N/A	-43.40%	-50.00%
- 60%	N/A	-53.40%	-60.00%
- 70%	N/A	-63.40%	-70.00%
- 80%	N/A	-73.40%	-80.00%
- 90%	N/A	-83.40%	-90.00%
- 100%	N/A	-93.40%	-100.00%

PPS-10

Apollo Group, Inc.

According to publicly available information, Apollo Group, Inc. (the “Company”) is a private education provider. The Company offers educational programs and services both online and on-campus at the undergraduate, graduate and doctorate levels.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-25232, or its CIK Code: 0000929887. The Company’s common shares are listed on NASDAQ under the ticker symbol “APOL”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$87.45	$62.56	$80.71
March 31, 2005	$84.20	$69.61	$74.06
June 30, 2005	$82.54	$65.98	$78.22
September 30, 2005	$79.25	$64.74	$66.39
December 30, 2005	$72.97	$57.40	$60.46
March 31, 2006	$63.26	$47.27	$52.51
June 30, 2006	$56.30	$50.10	$51.67
September 29, 2006	$52.00	$43.10	$49.24
December 29, 2006	$53.18	$33.33	$38.97
March 30, 2007	$48.85	$39.02	$43.90
June 29, 2007	$58.45	$42.59	$58.43
September 28, 2007	$65.49	$53.50	$60.15
December 31, 2007	$80.75	$60.03	$70.15
March 31, 2008	$81.68	$37.92	$43.20
June 30, 2008	$55.64	$42.32	$44.26
September 30, 2008	$68.48	$43.79	$59.30
December 31, 2008	$78.61	$48.32	$76.62
March 31, 2009	$90.00	$61.99	$78.33
June 30, 2009	$72.50	$55.35	$71.12
September 30, 2009	$74.75	$62.85	$73.67
December 31, 2009	$76.86	$52.79	$60.58
March 31, 2010	$65.72	$55.25	$61.29
June 30, 2010	$66.67	$42.41	$42.47
September 30, 2010	$53.60	$38.39	$51.35
December 7, 2010*	$53.60	$33.76	$36.97

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APOL

Initial price: $36.97

Protection level: 75.00%

Protection price: $27.73

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.048959

Coupon: 10.70% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.92

PPS-11

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.35%		100.00%
+ 90%	5.35%		90.00%
+ 80%	5.35%		80.00%
+ 70%	5.35%		70.00%
+ 60%	5.35%		60.00%
+ 50%	5.35%		50.00%
+ 40%	5.35%		40.00%
+ 30%	5.35%		30.00%
+ 20%	5.35%		20.00%
+ 10%	5.35%		10.00%
+ 5%	5.35%		5.00%

0%	5.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.35%	0.35%	-5.00%
- 10%	5.35%	-4.65%	-10.00%
- 20%	5.35%	-14.65%	-20.00%
- 30%	N/A	-24.65%	-30.00%
- 40%	N/A	-34.65%	-40.00%
- 50%	N/A	-44.65%	-50.00%
- 60%	N/A	-54.65%	-60.00%
- 70%	N/A	-64.65%	-70.00%
- 80%	N/A	-74.65%	-80.00%
- 90%	N/A	-84.65%	-90.00%
- 100%	N/A	-94.65%	-100.00%

PPS-12

Baidu, Inc.

According to publicly available information, Baidu, Inc. (the “Company”) is a Chinese language Internet search provider. The Company also provides Japanese search services through its subsidiary, Baidu Japan.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-51469, or its CIK Code: 0001329099. American depositary shares representing the Company’s ordinary shares are listed on NASDAQ under the ticker symbol “BIDU.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	$15.40	$6.00	$6.40
December 30, 2005	$8.97	$6.01	$6.29
March 31, 2006	$6.99	$4.44	$5.61
June 30, 2006	$9.40	$5.43	$8.25
September 29, 2006	$9.67	$6.79	$8.75
December 29, 2006	$12.87	$8.23	$11.27
March 30, 2007	$13.41	$9.35	$9.66
June 29, 2007	$17.20	$9.28	$16.80
September 28, 2007	$30.44	$16.10	$28.97
December 31, 2007	$42.92	$28.07	$39.04
March 31, 2008	$39.77	$20.12	$23.96
June 30, 2008	$38.29	$24.30	$31.30
September 30, 2008	$35.34	$22.70	$24.82
December 31, 2008	$27.48	$10.05	$13.06
March 31, 2009	$19.77	$10.50	$17.66
June 30, 2009	$31.00	$17.10	$30.11
September 30, 2009	$40.80	$26.80	$39.11
December 31, 2009	$44.33	$35.30	$41.12
March 31, 2010	$62.85	$38.48	$59.70
June 30, 2010	$82.29	$59.70	$68.08
September 30, 2010	$107.19	$65.90	$102.62
December 7, 2010*	$115.04	$95.12	$109.68

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BIDU

Initial price: $109.68

Protection level: 75.00%

Protection price: $82.26

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.117433

Coupon: 12.10% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.08

PPS-13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		100.00%
+ 90%	6.05%		90.00%
+ 80%	6.05%		80.00%
+ 70%	6.05%		70.00%
+ 60%	6.05%		60.00%
+ 50%	6.05%		50.00%
+ 40%	6.05%		40.00%
+ 30%	6.05%		30.00%
+ 20%	6.05%		20.00%
+ 10%	6.05%		10.00%
+ 5%	6.05%		5.00%

0%	6.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.05%	1.05%	-5.00%
- 10%	6.05%	-3.95%	-10.00%
- 20%	6.05%	-13.95%	-20.00%
- 30%	N/A	-23.95%	-30.00%
- 40%	N/A	-33.95%	-40.00%
- 50%	N/A	-43.95%	-50.00%
- 60%	N/A	-53.95%	-60.00%
- 70%	N/A	-63.95%	-70.00%
- 80%	N/A	-73.95%	-80.00%
- 90%	N/A	-83.95%	-90.00%
- 100%	N/A	-93.95%	-100.00%

PPS-14

Cree, Inc.

According to publicly available information, Cree, Inc. (the “Company”) develops and manufactures semiconductor materials and devices. As of December 31, 2010, the Company focused its expertise on light emitting diodes, or “LED” products, which consist of LED chips, LED components and LED lighting products. The Company also develops power and radio frequency products.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-21154, or its CIK Code: 0000895419. The Company’s common stock is listed on NASDAQ under the ticker symbol “CREE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$42.44	$26.72	$40.08
March 31, 2005	$40.96	$20.68	$21.75
June 30, 2005	$30.99	$21.06	$25.47
September 30, 2005	$30.98	$23.34	$25.02
December 30, 2005	$27.95	$21.68	$25.24
March 31, 2006	$33.62	$24.60	$32.81
June 30, 2006	$35.30	$22.60	$23.76
September 29, 2006	$23.93	$16.52	$20.11
December 29, 2006	$23.67	$15.25	$17.32
March 30, 2007	$19.06	$15.28	$16.46
June 29, 2007	$28.55	$16.20	$25.85
September 28, 2007	$34.80	$22.54	$31.10
December 31, 2007	$33.51	$20.48	$27.47
March 31, 2008	$35.50	$23.12	$27.96
June 30, 2008	$31.80	$22.60	$22.81
September 30, 2008	$29.00	$17.10	$22.78
December 31, 2008	$23.92	$12.57	$15.87
March 31, 2009	$24.93	$15.59	$23.53
June 30, 2009	$31.75	$22.64	$29.39
September 30, 2009	$38.95	$26.39	$36.75
December 31, 2009	$57.32	$34.38	$56.37
March 31, 2010	$72.36	$52.66	$70.22
June 30, 2010	$83.36	$59.07	$60.03
September 30, 2010	$75.71	$47.30	$54.29
December 7, 2010*	$69.17	$47.81	$67.98

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CREE

Initial price: $67.98

Protection level: 75.00%

Protection price: $50.99

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.710209

Coupon: 10.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

PPS-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

PPS-16

salesforce.com, inc.

According to publicly available information, salesforce.com, inc. (the “Company”) is a provider of enterprise cloud computing applications. “Cloud” computing applications are designed to allow businesses to subscribe to a variety of application services that are developed for and delivered over the Internet on an as-needed basis.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32224, or its CIK Code: 0001108524. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “CRM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$22.68	$14.70	$16.94
March 31, 2005	$18.20	$12.96	$14.99
June 30, 2005	$21.98	$13.60	$20.48
September 30, 2005	$25.14	$18.63	$23.12
December 30, 2005	$36.19	$20.30	$32.05
March 31, 2006	$42.99	$31.60	$36.33
June 30, 2006	$37.87	$24.13	$26.66
September 29, 2006	$38.70	$21.64	$35.88
December 29, 2006	$44.58	$35.15	$36.45
March 30, 2007	$50.43	$35.57	$42.82
June 29, 2007	$49.96	$39.67	$42.86
September 28, 2007	$51.75	$37.91	$51.32
December 31, 2007	$65.52	$45.80	$62.69
March 31, 2008	$63.55	$47.61	$57.87
June 30, 2008	$75.16	$58.48	$68.23
September 30, 2008	$72.36	$44.10	$48.40
December 31, 2008	$48.40	$20.85	$32.01
March 31, 2009	$37.03	$25.50	$32.73
June 30, 2009	$45.49	$30.00	$38.17
September 30, 2009	$59.07	$35.27	$56.93
December 31, 2009	$74.95	$54.06	$73.77
March 31, 2010	$77.98	$60.30	$74.45
June 30, 2010	$97.88	$74.42	$85.82
September 30, 2010	$123.77	$83.63	$111.80
December 7, 2010*	$149.68	$97.92	$145.24

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CRM

Initial price: $145.24

Protection level: 70.00%

Protection price: $101.67

Physical delivery amount: 6($1,000/Initial price)

Fractional shares: 0.885156

Coupon: 10.20% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.50

PPS-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.10%		100.00%
+ 90%	5.10%		90.00%
+ 80%	5.10%		80.00%
+ 70%	5.10%		70.00%
+ 60%	5.10%		60.00%
+ 50%	5.10%		50.00%
+ 40%	5.10%		40.00%
+ 30%	5.10%		30.00%
+ 20%	5.10%		20.00%
+ 10%	5.10%		10.00%
+ 5%	5.10%		5.00%

0%	5.10%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.10%	0.10%	-5.00%
- 10%	5.10%	-4.90%	-10.00%
- 20%	5.10%	-14.90%	-20.00%
- 30%	5.10%	-24.90%	-30.00%
- 40%	N/A	-34.90%	-40.00%
- 50%	N/A	-44.90%	-50.00%
- 60%	N/A	-54.90%	-60.00%
- 70%	N/A	-64.90%	-70.00%
- 80%	N/A	-74.90%	-80.00%
- 90%	N/A	-84.90%	-90.00%
- 100%	N/A	-94.90%	-100.00%

PPS-18

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is an international mining company with headquarters in Phoenix, Arizona. The Company is engaged in the business of copper, gold and molybdenum mining and production. Its portfolio of assets includes the Grasberg minerals district in Indonesia, mining operations in North and South America, and the Tenke Fungurume minerals district in the Democratic Republic of Congo. The Company also operates Atlantic Copper, its wholly owned copper smelting and refining unit in Spain.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11307-01, or its CIK Code: 0000831259. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “FCX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 31, 2009	$87.35	$63.01	$80.29
March 31, 2010	$90.55	$66.04	$83.54
June 30, 2010	$88.30	$58.24	$59.13
September 30, 2010	$87.92	$56.71	$85.39
December 7, 2010*	$114.24	$86.37	$110.63

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $110.63

Protection level: 80.00%

Protection price: $88.50

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.039139

Coupon: 11.20% per annum

Maturity: June 30, 2011

Dividend yield: 0.81% per annum

Coupon amount monthly: $9.33

PPS-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.60%		100.405%
+ 90%	5.60%		90.405%
+ 80%	5.60%		80.405%
+ 70%	5.60%		70.405%
+ 60%	5.60%		60.405%
+ 50%	5.60%		50.405%
+ 40%	5.60%		40.405%
+ 30%	5.60%		30.405%
+ 20%	5.60%		20.405%
+ 10%	5.60%		10.405%
+ 5%	5.60%		5.405%

0%	5.60%		0.405%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.60%	0.60%	-4.595%
- 10%	5.60%	-4.40%	-9.595%
- 20%	5.60%	-14.40%	-19.595%
- 30%	N/A	-24.40%	-29.595%
- 40%	N/A	-34.40%	-39.595%
- 50%	N/A	-44.40%	-49.595%
- 60%	N/A	-54.40%	-59.595%
- 70%	N/A	-64.40%	-69.595%
- 80%	N/A	-74.40%	-79.595%
- 90%	N/A	-84.40%	-89.595%
- 100%	N/A	-94.40%	-99.595%

PPS-20

First Solar, Inc.

According to publicly available information, First Solar, Inc. (the “Company”) manufactures and sells solar modules with an advanced thin film semiconductor technology, and designs, constructs and sells photovoltaic solar power systems. The Company’s solar power systems business includes project development, engineering, procurement and construction services, operating and maintenance services, and project finance expertise.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33156, or its CIK Code: 0001274494. The Company’s common stock is listed on NASDAQ under the ticker symbol “FSLR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$30.00	$23.59	$29.80
March 30, 2007	$59.88	$27.54	$52.01
June 29, 2007	$91.10	$52.10	$89.29
September 28, 2007	$123.21	$74.77	$117.74
December 31, 2007	$283.00	$119.95	$267.14
March 31, 2008	$272.47	$143.34	$231.14
June 30, 2008	$317.00	$232.20	$272.82
September 30, 2008	$301.30	$176.07	$188.91
December 31, 2008	$202.88	$85.28	$137.96
March 31, 2009	$165.20	$100.93	$132.70
June 30, 2009	$207.51	$129.90	$162.12
September 30, 2009	$176.00	$112.12	$152.86
December 31, 2009	$162.20	$115.09	$135.40
March 31, 2010	$142.46	$98.71	$122.65
June 30, 2010	$152.53	$100.20	$113.83
September 30, 2010	$151.39	$112.06	$147.35
December 7, 2010*	$152.74	$120.92	$130.98

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FSLR

Initial price: $130.98

Protection level: 80.00%

Protection price: $104.78

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.634753

Coupon: 11.30% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.42

PPS-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.65%		100.00%
+ 90%	5.65%		90.00%
+ 80%	5.65%		80.00%
+ 70%	5.65%		70.00%
+ 60%	5.65%		60.00%
+ 50%	5.65%		50.00%
+ 40%	5.65%		40.00%
+ 30%	5.65%		30.00%
+ 20%	5.65%		20.00%
+ 10%	5.65%		10.00%
+ 5%	5.65%		5.00%

0%	5.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.65%	0.65%	-5.00%
- 10%	5.65%	-4.35%	-10.00%
- 20%	5.65%	-14.35%	-20.00%
- 30%	N/A	-24.35%	-30.00%
- 40%	N/A	-34.35%	-40.00%
- 50%	N/A	-44.35%	-50.00%
- 60%	N/A	-54.35%	-60.00%
- 70%	N/A	-64.35%	-70.00%
- 80%	N/A	-74.35%	-80.00%
- 90%	N/A	-84.35%	-90.00%
- 100%	N/A	-94.35%	-100.00%

PPS-22

The Goodyear Tire & Rubber Company

According to publicly available information, the Goodyear Tire & Rubber Company (the “Company”), together with its U.S. and international subsidiaries and joint ventures, develops, manufactures, markets and distributes tires. It also manufactures and markets several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, and rubber-related chemicals for various applications. The Company is also an operator of commercial truck service and tire retreading centers. In addition, the Company operates tire and auto service center outlets where it offers its products for retail sale and provides automotive repair and other services.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01927, or its CIK Code: 0000042582. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “GT.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$15.01	$9.21	$14.66
March 31, 2005	$16.08	$13.11	$13.35
June 30, 2005	$15.45	$11.24	$14.90
September 30, 2005	$18.57	$14.65	$15.59
December 30, 2005	$18.18	$12.81	$17.38
March 31, 2006	$19.30	$12.78	$14.48
June 30, 2006	$15.42	$10.35	$11.10
September 29, 2006	$15.05	$9.76	$14.50
December 29, 2006	$21.35	$13.64	$20.99
March 30, 2007	$32.16	$21.40	$31.19
June 29, 2007	$36.59	$30.96	$34.76
September 28, 2007	$36.90	$23.83	$30.41
December 31, 2007	$31.36	$25.34	$28.22
March 31, 2008	$29.87	$22.36	$25.80
June 30, 2008	$30.10	$17.53	$17.83
September 30, 2008	$23.10	$14.16	$15.31
December 31, 2008	$15.11	$3.94	$5.97
March 31, 2009	$8.09	$3.17	$6.26
June 30, 2009	$14.26	$6.00	$11.26
September 30, 2009	$18.84	$9.98	$17.03
December 31, 2009	$18.23	$11.88	$14.10
March 31, 2010	$16.39	$12.06	$12.64
June 30, 2010	$15.27	$9.89	$9.94
September 30, 2010	$12.65	$9.10	$10.75
December 7, 2010*	$12.14	$9.51	$10.50

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GT

Initial price: $10.50

Protection level: 75.00%

Protection price: $7.88

Physical delivery amount: 95($1,000/Initial price)

Fractional shares: 0.238095

Coupon: 10.00% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

PPS-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

PPS-24

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03492, or its CIK Code: 0000045012. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “HAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 30, 2010	$35.22	$21.10	$24.55
September 30, 2010	$33.84	$24.27	$33.07
December 7, 2010*	$41.69	$28.86	$40.38

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $40.38

Protection level: 80.00%

Protection price: $32.30

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.764735

Coupon: 10.40% per annum

Maturity: June 30, 2011

Dividend yield: 0.89% per annum

Coupon amount monthly: $8.67

PPS-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.20%		100.445%
+ 90%	5.20%		90.445%
+ 80%	5.20%		80.445%
+ 70%	5.20%		70.445%
+ 60%	5.20%		60.445%
+ 50%	5.20%		50.445%
+ 40%	5.20%		40.445%
+ 30%	5.20%		30.445%
+ 20%	5.20%		20.445%
+ 10%	5.20%		10.445%
+ 5%	5.20%		5.445%

0%	5.20%		0.445%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.20%	0.20%	-4.555%
- 10%	5.20%	-4.80%	-9.555%
- 20%	5.20%	-14.80%	-19.555%
- 30%	N/A	-24.80%	-29.555%
- 40%	N/A	-34.80%	-39.555%
- 50%	N/A	-44.80%	-49.555%
- 60%	N/A	-54.80%	-59.555%
- 70%	N/A	-64.80%	-69.555%
- 80%	N/A	-74.80%	-79.555%
- 90%	N/A	-84.80%	-89.555%
- 100%	N/A	-94.80%	-99.555%

PPS-26

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company’s principal business is the mining, preparation and sale of thermal coal, also known as steam coal, for sale primarily to electric utilities, and metallurgical coal, for sale to steel mills and independent coke producers.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33466, or its CIK Code: 0001376812. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PCX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 31, 2010	$22.25	$13.88	$20.46
June 30, 2010	$24.25	$11.68	$11.75
September 30, 2010	$14.02	$9.77	$11.41
December 7, 2010*	$18.63	$11.52	$17.33

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $17.33

Protection level: 65.00%

Protection price: $11.26

Physical delivery amount: 57($1,000/Initial price)

Fractional shares: 0.703405

Coupon: 12.60% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.50

PPS-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.30%		100.00%
+ 90%	6.30%		90.00%
+ 80%	6.30%		80.00%
+ 70%	6.30%		70.00%
+ 60%	6.30%		60.00%
+ 50%	6.30%		50.00%
+ 40%	6.30%		40.00%
+ 30%	6.30%		30.00%
+ 20%	6.30%		20.00%
+ 10%	6.30%		10.00%
+ 5%	6.30%		5.00%

0%	6.30%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.30%	1.30%	-5.00%
- 10%	6.30%	-3.70%	-10.00%
- 20%	6.30%	-13.70%	-20.00%
- 30%	6.30%	-23.70%	-30.00%
- 40%	N/A	-33.70%	-40.00%
- 50%	N/A	-43.70%	-50.00%
- 60%	N/A	-53.70%	-60.00%
- 70%	N/A	-63.70%	-70.00%
- 80%	N/A	-73.70%	-80.00%
- 90%	N/A	-83.70%	-90.00%
- 100%	N/A	-93.70%	-100.00%

PPS-28

Research In Motion Limited

According to publicly available information, Research In Motion Limited, an Ontario corporation (the “Company”) designs, manufactures and markets wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, the Company provides platforms and solutions for access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. The Company’s technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-29898, or its CIK Code: 0001070235. The Company’s common shares are listed on the New York Stock Exchange under the ticker symbol “RIMM”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$34.52	$24.06	$27.47
March 31, 2005	$27.88	$20.09	$25.47
June 30, 2005	$28.18	$20.63	$24.58
September 30, 2005	$27.50	$22.38	$22.80
December 30, 2005	$23.14	$17.00	$22.00
March 31, 2006	$30.18	$20.97	$28.29
June 30, 2006	$29.37	$20.34	$23.26
September 29, 2006	$34.83	$20.71	$34.22
December 29, 2006	$47.55	$32.92	$42.59
March 30, 2007	$49.02	$39.92	$45.50
June 29, 2007	$66.86	$42.93	$66.66
September 28, 2007	$100.98	$61.55	$98.55
December 31, 2007	$137.00	$95.02	$113.40
March 31, 2008	$118.35	$80.20	$112.23
June 30, 2008	$148.11	$113.01	$116.90
September 30, 2008	$135.00	$60.11	$68.30
December 31, 2008	$68.23	$35.10	$40.58
March 31, 2009	$60.41	$35.05	$43.07
June 30, 2009	$86.00	$42.76	$71.05
September 30, 2009	$88.07	$63.36	$67.55
December 31, 2009	$71.60	$54.31	$67.54
March 31, 2010	$76.95	$60.40	$73.95
June 30, 2010	$74.93	$49.13	$49.26
September 30, 2010	$58.64	$42.54	$48.69
December 7, 2010*	$63.94	$46.78	$62.12

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RIMM

Initial price: $62.12

Protection level: 80.00%

Protection price: $49.70

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.097875

Coupon: 10.90% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.08

PPS-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.45%		100.00%
+ 90%	5.45%		90.00%
+ 80%	5.45%		80.00%
+ 70%	5.45%		70.00%
+ 60%	5.45%		60.00%
+ 50%	5.45%		50.00%
+ 40%	5.45%		40.00%
+ 30%	5.45%		30.00%
+ 20%	5.45%		20.00%
+ 10%	5.45%		10.00%
+ 5%	5.45%		5.00%

0%	5.45%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.45%	0.45%	-5.00%
- 10%	5.45%	-4.55%	-10.00%
- 20%	5.45%	-14.55%	-20.00%
- 30%	N/A	-24.55%	-30.00%
- 40%	N/A	-34.55%	-40.00%
- 50%	N/A	-44.55%	-50.00%
- 60%	N/A	-54.55%	-60.00%
- 70%	N/A	-64.55%	-70.00%
- 80%	N/A	-74.55%	-80.00%
- 90%	N/A	-84.55%	-90.00%
- 100%	N/A	-94.55%	-100.00%

PPS-30

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14368, or its CIK Code: 0001011657. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “TIE.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 30, 2010	$21.29	$13.80	$17.59
September 30, 2010	$22.93	$16.87	$19.96
December 7, 2010*	$21.09	$16.81	$18.32

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $18.32

Protection level: 75.00%

Protection price: $13.74

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.585153

Coupon: 11.25% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

PPS-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.00%
+ 90%	5.625%		90.00%
+ 80%	5.625%		80.00%
+ 70%	5.625%		70.00%
+ 60%	5.625%		60.00%
+ 50%	5.625%		50.00%
+ 40%	5.625%		40.00%
+ 30%	5.625%		30.00%
+ 20%	5.625%		20.00%
+ 10%	5.625%		10.00%
+ 5%	5.625%		5.00%

0%	5.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-5.00%
- 10%	5.625%	-4.375%	-10.00%
- 20%	5.625%	-14.375%	-20.00%
- 30%	N/A	-24.375%	-30.00%
- 40%	N/A	-34.375%	-40.00%
- 50%	N/A	-44.375%	-50.00%
- 60%	N/A	-54.375%	-60.00%
- 70%	N/A	-64.375%	-70.00%
- 80%	N/A	-74.375%	-80.00%
- 90%	N/A	-84.375%	-90.00%
- 100%	N/A	-94.375%	-100.00%

PPS-32

United Continental Holdings, Inc.

According to publicly available information, United Continental Holdings, Inc. (the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. and Continental Airlines, Inc. In connection wit the merger between Continental Airlines and United Airlines (which was consummated on October 1, 2010), the Company changed its name from UAL Corporation to United Continental Holdings, Inc. to reflect the fact that both United Air Lines, Inc. and Continental Airlines, Inc. were its wholly-owned subsidiaries following the consummation of such merger.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06033, or its CIK Code: 0000100517. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “UAL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$43.75	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.90	$26.57
December 29, 2006	$46.54	$26.77	$44.00
March 30, 2007	$51.57	$36.64	$38.17
June 29, 2007	$44.32	$31.62	$40.59
September 28, 2007	$50.00	$35.90	$46.53
December 31, 2007	$51.60	$33.48	$35.66
March 31, 2008	$41.47	$19.71	$21.53
June 30, 2008	$24.87	$5.22	$5.22
September 30, 2008	$15.84	$2.80	$8.79
December 31, 2008	$16.73	$4.55	$11.02
March 31, 2009	$12.88	$3.45	$4.48
June 30, 2009	$6.90	$3.08	$3.19
September 30, 2009	$9.77	$3.07	$9.22
December 31, 2009	$13.33	$6.23	$12.91
March 31, 2010	$20.59	$12.13	$19.55
June 30, 2010	$24.59	$16.39	$20.56
September 30, 2010	$25.00	$18.42	$23.66
December 7, 2010*	$29.75	$23.63	$25.78

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAL

Initial price: $25.78

Protection level: 75.00%

Protection price: $19.34

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.789760

Coupon: 12.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.42

PPS-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.00%
+ 90%	6.25%		90.00%
+ 80%	6.25%		80.00%
+ 70%	6.25%		70.00%
+ 60%	6.25%		60.00%
+ 50%	6.25%		50.00%
+ 40%	6.25%		40.00%
+ 30%	6.25%		30.00%
+ 20%	6.25%		20.00%
+ 10%	6.25%		10.00%
+ 5%	6.25%		5.00%

0%	6.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-5.00%
- 10%	6.25%	-3.75%	-10.00%
- 20%	6.25%	-13.75%	-20.00%
- 30%	N/A	-23.75%	-30.00%
- 40%	N/A	-33.75%	-40.00%
- 50%	N/A	-43.75%	-50.00%
- 60%	N/A	-53.75%	-60.00%
- 70%	N/A	-63.75%	-70.00%
- 80%	N/A	-73.75%	-80.00%
- 90%	N/A	-83.75%	-90.00%
- 100%	N/A	-93.75%	-100.00%

PPS-34

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, metallurgical coke and other related products.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13711, or its CIK Code: 0000837173. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “WLT.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
March 31, 2010	$94.00	$63.60	$92.27
June 30, 2010	$99.40	$60.31	$60.85
September 30, 2010	$84.78	$57.64	$81.29
December 7, 2010*	$117.72	$78.79	$113.25

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $113.25

Protection level: 75.00%

Protection price: $84.94

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.830022

Coupon: 12.50% per annum

Maturity: June 30, 2011

Dividend yield: 0.42% per annum

Coupon amount monthly: $10.42

PPS-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.21%
+ 90%	6.25%		90.21%
+ 80%	6.25%		80.21%
+ 70%	6.25%		70.21%
+ 60%	6.25%		60.21%
+ 50%	6.25%		50.21%
+ 40%	6.25%		40.21%
+ 30%	6.25%		30.21%
+ 20%	6.25%		20.21%
+ 10%	6.25%		10.21%
+ 5%	6.25%		5.21%

0%	6.25%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.79%
- 10%	6.25%	-3.75%	-9.79%
- 20%	6.25%	-13.75%	-19.79%
- 30%	N/A	-23.75%	-29.79%
- 40%	N/A	-33.75%	-39.79%
- 50%	N/A	-43.75%	-49.79%
- 60%	N/A	-53.75%	-59.79%
- 70%	N/A	-63.75%	-69.79%
- 80%	N/A	-73.75%	-79.79%
- 90%	N/A	-83.75%	-89.79%
- 100%	N/A	-93.75%	-99.79%

PPS-36

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with production operations in North America and Central Europe. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both North America and Central Europe and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

Information filed by the Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-16811, or its CIK Code: 0001163302. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “X.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this preliminary pricing supplement or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification. The historical performance of the linked share should not be taken as an indication of the future performance of the share during the term of the Notes.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
March 31, 2010	$66.45	$42.33	$63.52
June 30, 2010	$70.95	$38.39	$38.55
September 30, 2010	$51.38	$36.94	$43.84
December 7, 2010*	$54.45	$39.78	$52.96

*	High, low and closing prices are for the period starting October 1, 2010 and ending December 7, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $52.96

Protection level: 80.00%

Protection price: $42.37

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.882175

Coupon: 11.80% per annum

Maturity: June 30, 2011

Dividend yield: 0.38% per annum

Coupon amount monthly: $9.83

PPS-37

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.90%		100.19%
+ 90%	5.90%		90.19%
+ 80%	5.90%		80.19%
+ 70%	5.90%		70.19%
+ 60%	5.90%		60.19%
+ 50%	5.90%		50.19%
+ 40%	5.90%		40.19%
+ 30%	5.90%		30.19%
+ 20%	5.90%		20.19%
+ 10%	5.90%		10.19%
+ 5%	5.90%		5.19%

0%	5.90%		0.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.90%	0.90%	-4.81%
- 10%	5.90%	-4.10%	-9.81%
- 20%	5.90%	-14.10%	-19.81%
- 30%	N/A	-24.10%	-29.81%
- 40%	N/A	-34.10%	-39.81%
- 50%	N/A	-44.10%	-49.81%
- 60%	N/A	-54.10%	-59.81%
- 70%	N/A	-64.10%	-69.81%
- 80%	N/A	-74.10%	-79.81%
- 90%	N/A	-84.10%	-89.81%
- 100%	N/A	-94.10%	-99.81%

PPS-38